Exhibit 10.2

AMENDMENT NO. 1 TO DISTRIBUTION AGREEMENT

AMENDMENT NO. 1 dated as of July 24, 2009 (this “Amendment”), is by and between Verizon Communications Inc., a Delaware corporation (“Verizon”) and New Communications Holdings Inc. (“Spinco”) to the Distribution Agreement, dated as of May 13, 2009 (the “Distribution Agreement”) by and between Verizon and Spinco. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Distribution Agreement, and all references to Articles and Sections herein are references to Articles and Sections of the Distribution Agreement.

In consideration of the premises and the mutual promises herein made, and in consideration of the agreements herein contained, the parties, intending to be legally bound hereby, agree as follows:

1. Amendment to Section 1.1. The definition of “Contributing Companies” set forth in Section 1.1 of the Distribution Agreement is hereby amended to read in its entirety as follows:

“Contributing Companies” means Verizon North Inc., a Wisconsin corporation, Verizon Northwest Inc., a Washington corporation, Verizon West Coast Inc., a California corporation, Contel of the South, Inc., a Georgia corporation, Verizon California Inc., a California corporation, Verizon South Inc., a Virginia corporation, Verizon West Virginia Inc., a West Virginia corporation, Verizon Enterprise Solutions LLC, a Delaware limited liability company, Verizon Long Distance LLC, a Delaware limited liability company, Verizon Online LLC, a Delaware limited liability company, Verizon Credit Inc., a Delaware corporation, Verizon Corporate Services Corp., a Delaware corporation, Verizon Business Financial Management Corporation, a Delaware corporation, Verizon Business Network Services Inc., a Delaware corporation, Verizon Network Integration Corp., a Delaware corporation, Verizon Select Services Inc. a Delaware corporation and any other Subsidiary of Verizon that either provides 911 or E911 customer premise equipment sales, service or maintenance or employs Spinco Business Employees (as defined in the Merger Agreement), in each case as of the Closing Date.

2. Amendment to Section 1.1. The definition of “POP Equipment” shall be added to Section 1.1 of the Distribution Agreement to read in its entirety as follows:

“POP Equipment” has the meaning set forth in the definition of “Spinco Assets” in subsection (i)(H).

3. Amendment to Section 1.1. The definition of “Special Payment” set forth in Section 1.1 of the Distribution Agreement is hereby amended to read in its entirety as follows:

“Special Payment” means a payment made by Spinco to Verizon in an amount which shall not exceed the lesser of (i) (x) $3.333 billion minus (y) the amount of

Distribution Date Spinco Indebtedness, and (ii) Verizon’s estimate of its tax basis in Spinco, such amount to be set forth in a certificate delivered pursuant to Section 7.18(g) of the Merger Agreement (as updated in accordance with such section). For purposes of this Agreement, reference to the tax basis in Spinco means the tax basis in Spinco immediately prior to the Distribution, but without giving effect to the Special Payment.

4. Amendment to Section 1.1. The definition of “Spinco Assets” set forth in Section 1.1 of the Distribution Agreement Subsections (i)(G), (VI) and (X) are hereby amended to read in their entirety as follows:

(G) (i) all existing fiber-to-the- premises (“FiOS”) network elements from and including the video hub office(s) (“VHO”) to the end-user customers consisting primarily of elements of the VHO, trunks and other connecting facilities from the VHO to the serving offices, all connections from serving offices to end-user customers in the states of Indiana, Oregon and Washington and customer premises equipment at FiOS subscriber locations in the states of Indiana, Oregon and Washington consisting primarily of set top boxes, broadband home routers, CableCards, remote controls and connector cables; and (ii) transmission facilities (trunks and related equipment further described in new Section 1.1(j) of the Disclosure Letter to the Distribution Agreement as revised and amended on even date herewith) owned by ILEC Affiliates of Verizon between the (a) VHOs and (b) related equipment owned by ILEC Affiliates of Verizon which related equipment, unless otherwise stated in Section 1.1(j) of the Disclosure Letter to the Distribution Agreement as revised and amended on even date herewith, is located in Verizon Affiliate leased or owned points of presence (“POPs”), as such related equipment, VHOs, and POPs are further described in Section 1.1(j) of the Disclosure Letter to the Distribution Agreement as revised and amended on even date herewith (“VHO/POP Transmission Equipment”).

(VI) Intentionally left blank.

(X) Intentionally left blank.

5. Amendment to Section 1.1. The definition of “Spinco Assets” set forth in Section 1.1 of the Distribution Agreement Subsection (i) is hereby amended to include a new subparagraph H as follows:

(H) the POP equipment owned by Verizon Online LLC and located in Charleston and Clarksburg West Virginia used to deliver certain broadband Internet access services, which equipment is of the type identified on Section 1.1(k) of the Disclosure Letter to the Distribution Agreement as revised and amended on even date herewith (“POP Equipment”).

6. Amendment to Section 1.1. The definition of “Spinco Business” set forth in Section 1.1 of the Distribution Agreement Subsection (ii) is hereby amended to include a new subparagraph D prior to the proviso as follows:

(D) the provision by Verizon Select Services Inc., Verizon Network Integration Corp. and other Contributing Companies of sales, installation and maintenance of 911 and E911 customer premises equipment,

7. Amendment to Section 1.1. The following subsections of the definition of “Spinco Business” set forth in Section 1.1 of the Distribution Agreement are hereby amended, and in the cases of Subsection (M), (O) and (P) added, to read in their entirety as follows:

Subsection (i);

all of the incumbent local exchange carrier business activities and operations of Verizon and its Affiliates in the Territory (consisting of local exchange service, “intraLATA” toll service, network access service, enhanced voice and data services, digital subscriber line (“DSL”) services, FiOS voice and video services, wholesale services, operator services, directory assistance services, customer service to end users, and, in connection with any of the foregoing, repairs, billing and collections); and

Subsection (ii)(B), prior to the proviso;

the provision by Verizon Online LLC of dial-up and broadband Internet access services and related value-added services taken by broadband customers located in the Territory;

Subsection (C), following the proviso;

monitoring, installation, maintenance and repair of customer premises equipment (other than equipment related to 911 and E911 related services described above in this definition) and software, structured cabling, call center solutions and professional and other services as provided by Verizon Network Integration Corp or Verizon Select Services Inc.

Subsection (H);

consumer and small business customer premises equipment sales and services, other than the customer premises equipment described above in subsection (i)(G) of Section 1.1 definition of “Spinco Assets”, and other than customer premises equipment sales, service and maintenance related to the 911 and E911 portions of the Spinco Business.

Subsection (M);

any former MCI business;

Subsection (O);

Verizon Smart Phone service or One Phone service as provided generally by Verizon Online LLC;

Subsection (P)

any “interLATA” non-ILEC switched or data services provided by Verizon Long Distance LLC and Verizon Enterprise Solutions LLC, which includes private line, asynchronous transfer mode (“ATM”), frame relay, Ethernet and dedicated access voice services (not including Toll Free Services if Verizon exercises its right described in Subsection (iii) below) or any services that Verizon Long Distance LLC and Verizon Enterprise Solutions LLC provide through separate third party Agreements; or

8. Amendment to Section 1.1. The definition of “Spinco Business” set forth in Section 1.1 of the Distribution Agreement is hereby amended to include a new Subsection (iii) to read in its entirety as follows:

(iii) Verizon shall have the right (but not the obligation), exercisable by written notice to the Company no less than 90 days prior to the Distribution Date, to add the following activity as part of the definition of the included “Spinco Business”:

The provision by Verizon Long Distance LLC or Verizon Enterprise Solutions LLC of terminating central office switched long distance services for small business customers, switched by wire centers which are otherwise Spinco Assets (“Toll Free Services”) which service must be provided in conjunction with a toll free telephone number.

If Verizon exercises the above described right, the above provision will be deemed added to the definition of the include Spinco Business and, simultaneously the definition of “Spinco Business” will be further revised to add a new Subsection (P-1), which shall read in its entirety as follows:

(P-1) Toll free long distance services, utilizing a 4-digit PIN number in conjunction with a shared Verizon Long Distance 800/888/877 number (commonly referred to as PTFS services).

9. Amendment to Section 1.1. The definition of “Territory” set forth in Section 1.1 of the Distribution Agreement is hereby amended to read in its entirety as follows:

“Territory” means the local franchise area of the Contributing Companies in the states of Arizona, Idaho, Illinois, Indiana, Michigan, Nevada, North Carolina, Ohio, Oregon, South Carolina, Washington, West Virginia and Wisconsin, the franchise areas of Verizon West Coast Inc. and the franchise areas in California served by the following wire centers and the related microwave facilities described below:

Base CLLI	Remote CLLI	Switch Type	Switch Name	AAIS Wire Center Name	NPA	NXXs	Rate Center
BLYTCAXF92K		DMS100	BLYTHE	BLYTHE	760	921, 922	Blythe
BLYTCAXF92K	BLYTCABJRL0	ANODE	INTAKE & RIVERIA	BLYTHE	760	921, 922	Blythe
BLYTCAXF92K	BLYTCAXHRL1	OPM	RIPLEY #4	BLYTHE	760	921, 922	Blythe
BLYTCAXF92K	BLYTCABARL0	ANODE	FLORENCE & HOBSON	BLYTHE	760	921, 922	Blythe
BLYTCAXF92K	BLYTCACRRL0	AFC-RSC	COLORADO RIVER UMC	BLYTHE	760	921, 922	Blythe
BLYTCAXF92K	BLYTCAXGRS1	RSC	NORTH RIPLEY	BLYTHE	760	921, 922	Blythe
BLYTCAXF92K	PLVRCAXFRS1	RSC	PALO VERDE	PALSVDE	760	854	Palo Verde

GRDVNVXADS0	WDFRCAXFRS1	RSC	WOODSFORD-ALPINE	ALPINE	530	694	Alpine
GRDVNVXADS0	PYVLCAAARL0	ANODE-UE	ST HWY 88 ANODE-UE	ALPINE	530	694	Alpine
GRDVNVXADS0	WDFRCAAARL0	ANODE	MARKLEEVILLE	ALPINE	530	594	Alpine
GRDVNVXADS0	CEVLCAXFRS6	RSC	COLEVILLE	COLEVLLE	530	495	Coleville

PRKRAZXCDS0	BGRVCAXFRLO	AFC-LET	BIG RIVER LET	EARP	760	665	Earp
PRKRAZXCDS0	HVSUCAXFRS1	RSLE	HAVASU LANDING	HAVASU	760	858	Havasu Lake

BKMTCAXFQ01		MICROWAVE	BLACK METAL MOUNTAIN	PRDMAZXC
BMMTCARSQ02		MICROWAVE	BIG MARIA MOUNTAIN	BLYTCAXF

10. Amendment to Section 11.1. The definition of “Toll Free Services” shall be added to section 1.1 of the Distribution Agreement to read in its entirety as follows:

“Toll Free Services” has the meaning set forth in the definition of “Spinco Business” in subsection (iii).

11. Amendment to Section 1.1. The definition of “Verizon Assets” set forth in Section 1.1 of the Distribution Agreement Subsection (i)(C) is hereby amended to read in its entirety as follows:

(C)	any Asset of the dial-up, broadband Internet access or LD portions of the Spinco Business, other than (1) any customer relationships (including related value-added services customer relationships), (2) customer premises equipment at FiOS subscriber locations in the states of Indiana, Oregon and Washington consisting primarily of set top boxes, broadband home routers, CableCards, remote controls and connector cables, (3) the POP Equipment, and (4) VHO/POP Transmission Equipment.

12. Amendment to Section 1.1. The definition of “VHO/POP Transmission Equipment” shall be added to Section 1.1 of the Distribution Agreement to read in its entirety as follows:

“VHO/POP Transmission Equipment” has the meaning set forth in the definition of “Spinco Assets” in subsection (i)(G).

13. Amendment to Section 1.1(a) Disclosure Letter to the Distribution Agreement. Section 1.1(a) of the Disclosure Letter (“Retained Customer Accounts”) is hereby revised and amended as set forth in the Revised and Amended Section 1.1(a) to the Disclosure Letter to the Distribution Agreement of even date herewith.

14. Confirmation of Distribution Agreement. Other than as expressly modified pursuant to this Amendment, all provisions of the Distribution Agreement remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the first date above written.

VERIZON COMMUNICATIONS INC.

By:	/s/ JOHN W. DIERCKSEN

Name:	John W. Diercksen

Title:	Executive Vice President Strategy, Planning and Development

NEW COMMUNICATIONS HOLDINGS INC.

By:	/s/ STEPHEN E. SMITH

Name:	Stephen E. Smith

Title:	Vice President

CONSENT TO AMENDMENT OF DISTRIBUTION AGREEMENT

Frontier Communications Corporation, by its authorized representative hereby consents to Amendment No. 1 to Distribution Agreement and further agrees that the terms of paragraph 3 hereof supersede any conflicting terms on the same subject matter in the Agreement and Plan of Merger and exhibits thereto (“Merger Agreement”).

By:	/s/ DONALD R. SHASSIAN

Name:	Donald R. Shassian

Title:	Executive Vice President and Chief Financial Officer